SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

FRANKLIN MUTUAL RECOVERY FUND
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

☐	Fee paid previously with preliminary proxy materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

Daily Announcements
Category:	Company News, Fund Updates & Media Coverage

Source:	Legal Dept & Transfer Agent / Heidi Croel

Topic:	Complex-Wide Proxy Vote for Franklin Templeton Open-End Funds

Employees invested in Franklin, Templeton, or Mutual Series funds will receive a Complex-Wide Proxy Statement and one or more ballots in the mail. This is the largest proxy campaign that Franklin Templeton has conducted in over 10 years, and all shareholders are encouraged to vote as soon as possible. At a high level, shareholders are voting on:

  All funds are voting to elect their current Board of Trustees or Directors.

  A select group of funds are reorganizing into Delaware statutory trusts and/or are amending their current organizational documents.

  Some funds are amending or eliminating certain fundamental investment restrictions.

  One fund (the Franklin Templeton Money Fund Class B) is voting to provide for an automatic conversion to the Class A shares of the fund.

We urge you to review the proxy materials and vote your shares.

FRANKLIN TEMPLETON INVESTMENTS

February, 2007

YOUR IMMEDIATE ATTENTION IS REQUIRED

Dear Shareholder:

Our records indicate that we have not received your vote on important proposals affecting your investment in one or more Franklin Templeton Funds. For the reasons set forth in the proxy materials previously delivered to you, EACH FUND’S BOARD OF TRUSTEES/DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSALS APPLICABLE TO YOUR FUND AND BELIEVES THE PROPOSALS ARE IN THE BEST INTEREST OF SUCH FUND’S SHAREHOLDERS.

YOUR VOTE IS IMPORTANT! Please take a moment now to vote your shares. For your convenience, we are enclosing another proxy card along with a pre-paid postage envelope.

Choose ONE of the following methods to vote your shares:

TO SPEAK TO A PROXY VOTING SPECIALIST: Dial toll-free 1-877-777-3418 and a representative from MIS, an ADP Company, will assist you with voting your shares and answer any of your proxy related questions. Representatives are available 9:00 a.m. – 9:00 p.m. (Eastern Time), Monday-Friday and Saturday 10:00 a.m. to 6:00 p.m. (Eastern Time).

VOTE BY TOUCH-TONE: Dial the toll-free touch-tone voting number listed on your proxy card, enter the CONTROL NUMBER printed on your proxy card and follow the simple instructions. Telephone voting is available 24 hours a day, 7 days a week. THIS CALL IS TOLL-FREE. If you have received more than one proxy card, you can vote each card during the call. Each card has a different control number.

VOTE VIA THE INTERNET: Go to the website listed on your proxy card, enter the CONTROL NUMBER printed on your proxy card and follow the simple instructions. If you have received more than one proxy card, you can vote each card on the website. Each card has a different control number.

VOTE BY MAIL: Sign and date the enclosed proxy card and mail back using the enclosed prepaid postage envelope.

 YOUR VOTE IS IMPORTANT; PLEASE VOTE YOUR SHARES TODAY!